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                                                                       EXHIBIT 1

                                                                           FINAL


                          NORTH AMERICAN PALLADIUM LTD.


                           RESTRICTED SHARE UNIT PLAN
                    FOR DIRECTORS, OFFICERS AND KEY EMPLOYEES


  1.      INTRODUCTION

1.1      PURPOSE

         The Plan has been established to retain and motivate eligible directors, officers and key employees and to promote a greater alignment of interests between these individuals and the shareholders of the Corporation.

1.2      DEFINITIONS

         For purposes of the Plan:

         (a) "ACCOUNT" means an account maintained for each Participant on the books of the Corporation which will be credited with grants and debited with cancellations of Restricted Share Units in respect of a Performance Period in accordance with the terms of the Plan;

         (b) "ACT" means the SECURITIES ACT (Ontario), as amended from time to time;

         (c)      "ACKNOWLEDGEMENT FORM" has the meaning set forth in Section
                  3.3;

         (d)      "APPLICABLE WITHHOLDING TAXES" has the meaning set forth in
                  Section 2.7;

         (e) "AWARD DATE" means in respect of a Performance Period, the commencement of the Performance Period and the effective date on which Restricted Share Units are awarded to a Participant in accordance with Section 4.1;

         (f) "BOARD" means the board of directors of the Corporation as constituted from time to time;

         (g)      "COMMON SHARES" means the common shares of the Corporation.

         (h) "COMPENSATION COMMITTEE" or "COMMITTEE" means the committee appointed by the Board from time to time to administer compensation plans of the Corporation or where the Board has not appointed a Committee, the Board ;

         (i) "CORPORATION" means North American Palladium Ltd., a corporation incorporated under the laws of Canada and its successors;

         (j)      "DIRECTOR" means a person who is a director of the
                  Corporation;
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         (k)      "DISABILITY" in relation to a Participant that is an employee of the Corporation, means qualification for long-term disability benefits under a long-term disability plan of the Corporation and in relation to a Participant that is a non-executive Director, means suffering an injury, illness or disability the result of which is that the Participant is unable to provide services to the Corporation for an aggregate of four months in any 12 month period;

         (l) "DIVIDEND EQUIVALENT" means a bookkeeping entry whereby each Restricted Share Unit held in a Participant's Account in respect of a Performance Period is credited with the equivalent amount of a Special Dividend paid by the Corporation on a Common Share in that Performance Period as provided in section 4.2;

         (m)      "EFFECTIVE DATE" has the meaning set forth in Section 1.4;

         (n) "ELIGIBLE EMPLOYEES" means directors and full-time key employees (including officers, whether or not directors) of the Corporation as determined by the Board or the Committee, which shall constitute the class of employees eligible to participate in the Plan;

         (o) "FAIR MARKET VALUE" means, with respect to the Common Shares on a particular date, the weighted average trading price per Common Share on the Toronto Stock Exchange for the five trading days immediately preceding such date during any period when the Common Shares are traded on the Toronto Stock Exchange or, on or as of any particular date during any period when the Common Shares are not traded on the Toronto Stock Exchange, the fair market value per Common Share on such date as determined by the Board in its sole discretion with reference to such factors or such information as the Board in its discretion deems appropriate;

         (p) "FORFEITURE DATE" means the date, as determined by appropriate officers of the Corporation, on which a Participant:

                  (i) resigns from employment with the Corporation as contemplated in Section 5.4, and "Forfeiture Date" in such circumstances specifically does not mean the date on which any period of notice by the Participant to the Corporation in respect of such resignation would expire; or

                  (ii) is terminated for cause as contemplated in Section 5.4, and "Forfeiture Date" in such circumstances specifically does not mean the date on which any statutory or common law severance period or any period of reasonable notice that the Corporation may be required at law to provide to the Participant, would expire;

         (q) "GOING PRIVATE TRANSACTION" shall have the meaning ascribed thereto in the CANADA BUSINESS CORPORATIONS ACT or its successor, as from time to time amended;

         (r)      "ISSUER BID" shall have the meaning ascribed thereto in the
                  Act;
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         (s)      "PARTICIPANT" means an Eligible Employee selected by the Board to participate in the Plan in accordance with Section 3.2;

         (t) "PERFORMANCE PERIOD" means a period designated by the Board in accordance with Section 3.1 that commences on the designated Award Date and ends on December 30 of the third calendar year following the Award Date;

         (u) "PLAN" means the North American Palladium Ltd. Restricted Share Unit Plan for Directors and Employees as contained in this document, as may be amended from time to time;

         (v) "PLAN ADMINISTRATOR" means the third party service provider, if any, retained from time to time by the Corporation to perform certain of the administrative functions of the Plan, as delegated by the Committee pursuant to section 2.3;

         (w) "RESTRICTED SHARE UNIT" means a unit equivalent in value to the Fair Market Value of a Common Share on the date such unit is credited to a Participant's Account by means of a bookkeeping entry on the books of the Corporation in accordance with Section 4.3;

         (x) "RETIREMENT" means the retirement of a Participant on pension at normal retirement age or earlier in accordance with the then policies and practices of the Corporation; and

         (y) "TAKE-OVER BID" shall have the meaning ascribed thereto in the Act.

1.3      INTERPRETATION

         Words in the singular include the plural and words in the plural include the singular. Words importing male persons include female persons, corporations or other entities, as applicable. The headings in the Plan are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.

1.4      EFFECTIVE DATE OF THE PLAN

         The effective date of the Plan shall be December 14, 2005 (the "Effective Date"). The Board shall review and confirm the terms of the Plan from time to time.

  2.      PLAN ADMINISTRATION

2.1      ADMINISTRATION OF THE PLAN
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         Except for matters that are under the jurisdiction of the Board as specified by the Plan or as required by law, the Plan shall be administered by the Committee.

2.2      AUTHORITY OF THE COMMITTEE

         Subject to Section 2.3, the Committee shall, by majority action, have the full power to administer the Plan, including, but not limited to the authority to:

         (a) interpret and construe any provision of the Plan and decide all questions of fact arising in its interpretation and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

         (b) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent deemed necessary or desirable;

         (c) establish, amend, and rescind any rules and regulations relating to the Plan, and make such determinations as it deems necessary in order to comply with the requirements of the Plan, or to conform to any law or regulation or to any change in any laws or regulations applicable thereto or for the administration of the Plan;

         (d) make recommendations to the Board for its consideration concerning the determination of Participants in the Plan, Participation Periods, Award Dates and the number of Restricted Share Units to be credited to each Participant's Account on the Award Date of each Performance Period, and vesting criteria;

         (e)      take any and all actions permitted by the Plan; and

         (f) make any other determinations and take such other action in connection with the administration of the Plan that it deems necessary or advisable.

2.3      DELEGATION OF AUTHORITY

         The Committee may delegate to appropriate officers of the Corporation and/or a Plan Administrator the whole or any part of the administration of the Plan and shall determine the scope of such delegation in its sole discretion.

2.4      DISCRETIONARY RELIEF

         The Board or the Committee may, at its sole discretion, (i) waive any condition of the Plan or (ii) satisfy any award that would otherwise be granted in the form of Restricted Share Units by an equivalent cash payment (equivalence being determined on a before-tax basis), if specific individual circumstances warrant such waiver or payment, except that, in no circumstances, will a payment be made to a Participant in respect Restricted Share Units in Participants' Accounts after December 30 of the third calendar year following the Award Date in respect of such Restricted Share Units.

2.5      AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN

         (a) The Board may from time to time amend or suspend the Plan in whole or in part and may at any time terminate the Plan without prior notice. However, no such


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                  amendment, suspension, or termination shall be made at any time which has the effect of adversely affecting the existing rights of a Participant under the Plan without the consent in writing of the affected Participant(s).

         (b) If the Board terminates or suspends the Plan no further awards will be made to Participants in the form of Restricted Share Units.

         (c) On the termination of the Plan, all Restricted Share Units credited to Participants' Accounts that are not cancelled, forfeited or vested pursuant to any other provision of the Plan, as determined by the Committee in its sole discretion, shall immediately vest and payments shall be made to all such Participants in accordance with Section 5.3. The Plan will finally cease to operate for all purposes when all such payments have been made under the Plan to all such Participants.



2.6      FINAL DETERMINATION

         (a) Any determination or decision by, or opinion of, the Board, the Committee, a Plan Administrator or an officer of the Corporation to whom any part of the administration of the Plan has been delegated that has been made or held pursuant to the terms of the Plan shall be made or held reasonably and shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Corporation, the Participants, and their beneficiaries and legal representatives.

         (b) Subject to Section 2.4, all rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 2.5.

2.7      TAXES AND OTHER SOURCE DEDUCTIONS

         The Corporation shall deduct and withhold from any amount paid or credited hereunder an amount sufficient to satisfy all withholding tax and other source deduction requirements (the "Applicable Withholding Taxes").

2.8      INFORMATION

         Each Participant shall provide the Corporation with all information (including personal information) it requires in order to administer the Plan or comply with applicable law. The Corporation may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan.

2.9      INDEMNIFICATION

         Each member of the Board or Committee is indemnified and held harmless by the Corporation against any cost or expense (including any sum paid in settlement of a claim


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         with the approval of the Corporation) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a Board or Committee member may have as director or otherwise under the by-laws of the Corporation, any agreement, any vote of shareholders, or disinterested directors, or otherwise.

  3.      PERFORMANCE PERIODS AND PARTICIPATION

3.1      DESIGNATION OF A PERFORMANCE PERIOD

         (a) For each calendar year ending after the Effective Date of the Plan, the Board may designate one or more Performance Periods under the Plan. Each such Performance Period shall commence on an Award Date and shall end no later than December 30 of the third calendar year commencing after the Award Date.

         (b) In respect of each such designated Performance Period, the Board shall, in its sole discretion, establish the Award Date for such Performance Period and the total number of Restricted Share Units to be awarded to each designated Participant in respect of each such Performance Period.

         (c) The Board shall make all other determinations with respect to the Performance Period as the Board considers in its sole discretion to be necessary or desirable under the Plan, including, without limitation, the date or dates within such Performance Period and such other terms and conditions, if any, on which all or a portion of such Restricted Share Units credited to a Participant's Account shall vest in accordance with Section 5.1.

3.2      PARTICIPATION

         The Board in its sole discretion, shall designate which Eligible Employees will participate in the Plan in respect of each Performance Period designated under the Plan, but shall select only Eligible Employees who are anticipated to remain in the employ of the Corporation or its Affiliates for not less than one year from the Award Date in respect of such Performance Period.

3.3      ACKNOWLEDGEMENT FORM

         A Participant designated to participate in respect of a Performance Period shall complete and deliver a written acknowledgement in the form attached to the Plan as Schedule "A" (or a similar form as determined by the Committee) to the Secretary of the Corporation at its head office in Toronto, Ontario (the "Acknowledgement Form") within the time period specified by the Committee. If the Acknowledgement Form is not so delivered within the time specified, the Corporation reserves the right to revoke the crediting to the Participant's Account of the Restricted Share Units described in the Acknowledgement Form.
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3.4      PARTICIPANT'S AGREEMENT TO BE BOUND

         Participation in the Plan by any Participant shall be construed as acceptance by the Participant of the terms and conditions of the Plan and all rules and procedures adopted hereunder and as amended from time to time.

  4.      GRANT OF  RESTRICTED SHARE UNITS

4.1      GRANT OF  RESTRICTED SHARE UNITS

         Subject to receipt of the Acknowledgement Form, the total number of Restricted Share Units to be awarded to a Participant in respect of a Performance Period, as determined by the Board in its sole discretion and described in the Acknowledgement Form, shall be credited to such Participant's Account effective as of the Award Date.

4.2      ADJUSTMENTS

         In the event that there is during a Performance Period:

         (a) any increase or decrease in the number of Common Shares, whether by reason of a stock dividend of Common Shares (paid otherwise than a normal cash dividend), or a consolidation, subdivision, reclassification, recapitalization, or otherwise; or

         (b) any reorganization, consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities; or

         (c) a transfer of all or substantially all of the assets of the Corporation to another entity pursuant to which a shareholder of the Corporation would be entitled to receive securities, property or cash;

         an appropriate adjustment shall be made to the number of Restricted Share Units recorded in each Participant's Account in respect of the Performance Period as the Board may in its discretion deem appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan in respect of such Performance Period, and such adjustments shall be effective and binding for all purposes of the Plan.

4.3      ACCOUNT STATEMENTS

         Information pertaining to the Restricted Share Units in Participants' Accounts will be made available to the Participants at least annually in such manner as Management may determine and shall include such matters as the Committee may determine from time to time or as otherwise may be required by law.


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5.       VESTING AND PAYMENT

5.1      VESTING

         (a) No Participant shall be entitled to any benefit in respect of Restricted Share Units in the Participant's Account that are not vested.

         (b) Subject to the provisions of this Plan and any requirements of any competent governmental or regulatory authority, vesting of Restricted Share Units credited to a Participant's Account for a Performance Period shall occur on the vesting date or dates as determined by the Board, and upon satisfying any other terms and conditions prescribed by the Board, in its sole discretion and specified in the Participant's Acknowledgement Form.

         (c) Upon payment to a Participant in accordance with Section 5.3, the Restricted Share Units upon which such payment was based shall be cancelled and no further payments shall be made under the Plan in respect of such Restricted Share Units.

         (d) In no circumstances will Restricted Share Units credited to a Participant's Account in respect of a Performance Period vest after December 30 of the third calendar year following the Award Date in respect of such Performance Period.

         (e) Any Restricted Share Units in respect of a Performance Period that are not vested on or before December 30 of the third calendar year following the Award Date in respect of such Restricted Share Units shall be cancelled and no vesting or payments shall be made under the Plan in respect of such Restricted Share Units.



5.2      ACCELERATED VESTING

         (a) The Board in its sole discretion may at any time during a Performance Period, by resolution, permit all unvested Restricted Share Units credit to Participants' accounts in respect of such Performance Period to vest immediately and payment to be made to such Participants in accordance with
                  Section 5.3.

         (b) Without limiting the generality of the foregoing, if at any time during a Performance Period, a Take-over Bid is made pursuant to a take-over bid circular or an Issuer Bid is made pursuant to an issuer bid circular or if the Corporation proposes a Going Private Transaction, the Board in its sole discretion may, by resolution, permit all unvested Restricted Share Units awarded under the Plan to Participants in respect of such Performance period to vest immediately and payment to be made to all such Participants in accordance with Section 5.3.

         (c) Subject to paragraph 5.1(d), on the Retirement of a Participant when there are Restricted Share Units in such Participant's Account that have not vested and are not forfeited or cancelled pursuant to any other provision of the Plan, such


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                  Restricted Units shall vest on the effective date of
                  Retirement, as determined by the Board, and payment shall be made to the Participant in accordance with Section 5.3.

         (d) Subject to paragraph 5.1(d), on the Disability of a Participant when there are Restricted Share Units credited to such Participant's Account that have not vested and are not forfeited or cancelled pursuant to any other provision of the Plan, such Restricted Share Units shall vest on the first day upon which the Participant, who is an employee, is entitled to receive disability payments or the Participant, who is a non-executive Director, meets the definition of Disability, as determined by Board, and payment shall be made to the Participant in accordance with Section 5.3.

5.3      PAYMENTS ON VESTING

         (a) On (or as soon as practicable after) each relevant vesting date of Restricted Share Units in a Participant's Account in respect of a Performance Period, the Participant shall receive a lump sum payment in cash, less any Applicable Withholding Taxes, equal to the amount determined by multiplying the number of Restricted Share Units in the Participant's Account that are vested on such vesting date by the Fair Market Value of a Common Share. Such payment shall be no later than the 15th day of the third month following the calendar year in which the Restricted Share Units vest.

         (b) Upon such payment to a Participant, the Restricted Share Units upon which such payment was based shall be cancelled and no further payments shall be made under the Plan in relation to such Restricted Share Units.

         (c) Notwithstanding subsection 5.3(a), all payments to be made to Participants under this Section 5.3 in respect of Restricted Share Units in Participants' Accounts that have vested in respect of a Performance Period shall be paid in full to such Participants on or before December 30 of the third calendar year following the end of the year in which such Restricted Share Units were awarded pursuant to section 4.1.

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                                      -10-


5.4      NO PAYMENT ON FORFEITURE

         (a) If a Participant resigns from employment with the Corporation before all or a portion of the Restricted Share Units recorded in such Participant's Account have vested, the Participant shall, effective on the relevant Forfeiture Date, cease to be a Participant in respect of the Performance Period and an Eligible Employee, and the former Participant shall forfeit all rights in respect of all unvested Restricted Share Units in such former Participant's Account. All such unvested Restricted Share Units shall be cancelled effective at the commencement of the day on the relevant Forfeiture Date and no payments shall be made to the former Participant in relation to such Restricted Share Units under the Plan.

         (b) If the employment of a Participant with the Corporation is terminated for cause before all or a portion of the Restricted Share Units recorded in such Participant's Account have vested, the Participant shall, effective on the relevant Forfeiture Date, cease to be a Participant in respect of the Performance Period and an Eligible Employee, and the former Participant shall forfeit all rights in respect of such unvested Restricted Share Unit in such former Participant's Account. All such unvested Restricted Share Units shall be cancelled effective at the commencement of the day on the relevant Forfeiture Date and no payments shall be made to the former Participant in relation to such forfeited Restricted Share Units under the Plan.

5.5      TERMINATION OF EMPLOYMENT WITHOUT CAUSE

         If the employment of a Participant with the Corporation is terminated without cause before all or a portion of the Restricted Share Units recorded in such Participant's Account have vested, the Participant shall, effective on the date of notice of termination, cease to be a Participant in respect of the Performance Period and an Eligible Employee, and the former Participant shall forfeit all rights in respect of such unvested Restricted Share Unit in such former Participant's Account. All such unvested Restricted Share Units shall be cancelled effective on the date of notice of termination of employment by the Corporation of a Participant without cause, and no payments shall be made to the former Participant in relation to such forfeited Restricted Share Units under the Plan. For greater certainty, the date of notice of termination of employment by the Corporation of a Participant without cause, contemplated in this Section 5.5, in such circumstances specifically does not mean the date on which any statutory or common law severance period or any period of reasonable notice that the Corporation may be required at law to provide to the Participant, would expire.

5.6      DEATH

         (a) If a Participant dies before all of the Restricted Share Units credited to the Participant's Account have vested or are forfeited or cancelled pursuant to any other provision of the Plan, all such unvested Restricted Share Units in the Participant's Account will vest effective on the date of death. Upon receipt of satisfactory evidence of the Participant's death from the authorized legal


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                                      -11-


                  representative of the deceased Participant, the Corporation shall make a lump sum payment in cash, less any Applicable Withholding Taxes, to the legal representative of the deceased former Participant's estate equal to the number of Restricted Share Units recorded in the former Participant's Account multiplied by the Fair Market Value of a Common Share.

         (b) Upon such payment to the legal representative, the Restricted Share Units upon which such payment was based shall be cancelled and no further payments shall be made from the Plan to the deceased former Participant's estate.

  6.      GENERAL

6.1      NO SHAREHOLDER RIGHTS

         Under no circumstances shall Restricted Share Units be considered Common Shares or other securities of the Corporation nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares or other securities of the Corporation, nor shall any Participant be considered the owner of Common Shares by virtue of the award of Restricted Share Units.

6.2      REORGANIZATION OF THE CORPORATION

         The existence of any Restricted Share Units shall not affect in any way the right or power of the Corporation, or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

6.3      GENERAL RESTRICTIONS AND ASSIGNMENT

         (a) The granting by the Corporation of Restricted Share Units and the obligation to make payments in accordance with the Plan are subject to compliance with applicable law.

         (b) Except as required by law, the rights of a Participant under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant, other than by testamentary disposition or in accordance with the laws governing the devolution of property in the event of death.

         (c) Subject to any limitations, restrictions and exemptions provided under the terms of the Plan and any applicable law, the obligations of the Corporation to Participants under the Plan with respect to vested and unvested Restricted Share



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                                      -12-


                  Units recorded in the Participants' Accounts in respect of a Performance Period shall be binding on all successors and assigns of the Corporation.

6.4      MARKET FLUCTUATIONS

         No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Common Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

         The Corporation makes no representations or warranties to Participants with respect to the Plan or the Restricted Share Units whatsoever. Participants are expressly advised that the value of any Restricted Share Units in the Plan will fluctuate as the trading price of Common Shares fluctuates.

         In seeking the benefits of participation in the Plan, a Participant agrees to exclusively accept all risks associated with a decline in the market price of Common Shares and all other risks associated with participation in the Plan.

6.5      NO RIGHTS TO EMPLOYMENT

         (a) Nothing in this Plan or in the opportunity to participate in this Plan shall confer upon any Participant any right to continued employment with the Corporation nor shall interfere in any way with the right of the Corporation, as applicable, to terminate the Participant's employment at any time.

         (b) Nothing in this Plan or the Participant's opportunity to participate in this Plan shall be construed to provide the Participant with any rights whatsoever to participate or to continue participation in this Plan, or to compensation or damages in lieu of participation or the right to participate in this Plan upon the termination of the Participant's employment for any reason whatsoever.

         (c) A Participant shall not be entitled to any right to participate or to continue to participate in this Plan or to compensation or damages in lieu of participation or the right to participate in the Plan in consequence of the termination of his employment with the Corporation or otherwise, including, without limitation, any breach of contract by the Corporation, as applicable, or in consequence of any other circumstances whatsoever.

6.6      UNFUNDED AND UNSECURED PLAN

         The Plan shall be unfunded and neither the Corporation nor any of its Affiliates will secure the Corporation's obligations under the Plan. To the extent any Participant or his estate holds rights by virtue of an award of Restricted Share Units under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

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                                      -13-


6.7      GOVERNING LAW

         The Plan and the issuance and granting of Restricted Share Units hereunder shall be governed by, and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.8      CURRENCY

         Unless otherwise determined by the Board in its sole discretion, all amounts paid or values to be determined under the Plan shall be in Canadian dollars.

6.9      SEVERABILITY

         The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.



         Approved by the Board of Directors December 14, 2005.


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                                      -14-


THIS ACKNOWLEDGEMENT FORM MUST BE RETURNED TO THE SECRETARY OF THE CORPORATION AT THE HEAD OFFICE IN TORONTO, ONTARIO BY *.

                          NORTH AMERICAN PALLADIUM LTD.

                           RESTRICTED SHARE UNIT PLAN

                    FOR DIRECTORS, OFFICERS AND KEY EMPLOYEES

                              ACKNOWLEDGEMENT FORM
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I,                                                                           ,
   ---------------------------------------------------------------------------
acknowledge that:

1. I have received and reviewed a copy of the North American Palladium Ltd. Restricted Share Unit Plan for Directors and Employees (the "Plan") and agree to be bound by it.

2. Upon receipt of this acknowledgement by the Secretary of the Corporation at the head office in Toronto, Ontario on or before [DATE], [NUMBER] of Restricted Share Units will be allocated to my account in the Plan as of [DATE] for the Performance Period commencing on that date and ending on December 30, 200*.

3. Any payments to me in respect of the Restricted Share Units allocated in respect of a Performance Period will be made on or before the end of the Performance Period.

4. It is my responsibility to consult my own tax advisor with respect to the income tax consequences of being a Participant in the Plan, in my particular circumstances.

5. The value of a Restricted Share Unit is based on the trading price of a Common Share and is thus not guaranteed. The eventual cash value of a Restricted Share Unit on the applicable payment date may be higher or lower than the value of the Share Unit at the time it was allocated to my account in the Plan.

6. A Restricted Share Unit represents only the potential right to receive the cash value of such Restricted Share Unit on the applicable vesting date and does not entitle me to any rights as a shareholder.

7. If I (i) retire from employment with the Corporation; or (ii) am an employee of the Corporation and become eligible for long-term disability benefits under the terms of a long term disability plan sponsored by the Corporation or am a non-executive director of the Corporation and suffer an injury, illness or disability the result of which is that I am unable to provide services to the Corporation for an aggregate of four months in any 12 month period, I will receive immediate payment in respect of the Restricted Share Units in my Account which have not yet vested, as set out in more detail in the Plan.

8. If I resign or my employment with the Corporation is terminated for any reason, I will forfeit any Restricted Share Units in my Account at that time which have not yet vested, as set out in more detail in the Plan.

9. Subject to paragraphs 7 and 8 above, on each of the following vesting dates and subject to satisfaction of any other terms and conditions on vesting, if any, the indicated number of Restricted Share Units allocated to my account will vest pursuant to the Plan:

         ------------- ------------------ --------------------------------------

             DATE            NUMBER        OTHER TERMS AND CONDITIONS, IF ANY
         ------------- ------------------ --------------------------------------
         ------------- ------------------ --------------------------------------

         ------------- ------------------ --------------------------------------
         ------------- ------------------ --------------------------------------

         ------------- ------------------ --------------------------------------
         ------------- ------------------ --------------------------------------

         ------------- ------------------ --------------------------------------
         ------------- ------------------ --------------------------------------

         ------------- ------------------ --------------------------------------


10. I am required to provide the Corporation with all information (including personal information) it requires to administer the Plan and I hereby consent to the collection of all such information by the Corporation. I understand that the Corporation may from time to time transfer or provide access to such information to third party service providers for purposes of the administration of the Plan and that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. I acknowledge that withdrawal of the consent at any time may result in a delay in the administration of the Plan or in the inability of the Corporation to deliver a cash payment to me in respect of the value of any Restricted Share Units allocated to me under the Plan.

11. My rights and interests under the Plan are not transferable by pledge, assignment or in any manner whatsoever, other than by testamentary disposition or in accordance with the laws governing the devolution of property in the event of death.



Date:
     -------------------         -----------------------------------------------
                                          Signature of Employee/Director

ALL CAPITALIZED TERMS USED IN THIS ACKNOWLEDGEMENT FORM HAVE THE MEANING ATTRIBUTED TO THEM IN THE PLAN. IN THE EVENT OF ANY DIFFERENCES BETWEEN THE INFORMATION IN THIS ACKNOWLEDGEMENT FORM AND THE GOVERNING PLAN DOCUMENT, THE PLAN DOCUMENT WILL PREVAIL.

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If you fail to complete and return this Acknowledgement Form to tHE SECRETARY OF
THE CORPORATION AT ITS HEAD OFFICE IN TORONTO, ONTARIO ON OR before O, the Corporation reserves the right to revoke the crediting of Restricted Share Units to you.
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